SEC File 333-152075

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1/A No.1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SILLENGER EXPLORATION CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State of other jurisdiction of incorporation or organization)

1000
(Primary Standard Industrial Classified Code)

7839 – 17th Ave
Burnaby, BC
Canada
V3N 1M1
604-521-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agent for service:
Empire Stock Transfer
2470 St.Rose Pkwy, Suite 304
Henderson, NV 89074
Tel 702-818-5898
Fax 702-974-1444

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:[X]

If this Form is filed to register additional securities for an offering pursuant t to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

Indicate by the check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act.

(Check one):

Larger accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

Calculation of Registration Fee

Title of each Class of Securities To Be Registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	2,823,000	$0.05	$141,150	$5.55

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated: ______________________

SELLING STOCKHOLDERS PROSPECTUS

SILLENGER EXPLORATION CORP.
2,823,000 SHARES
COMMON STOCK

All of the shares of Sillenger Exploration Corp’s (“Sillenger” or the “Company”) common stock, being offered through this Prospectus (the “Shares”) are being offered by the selling shareholders.  See the section entitled “Selling Shareholders.”  The Company will not receive any proceeds from this offering.  The Shares were acquired by the Selling Shareholders directly from the Company pursuant to a single private offering of common stock conducted by the Company which was exempt from registration under the United States securities laws.  The information in this Prospectus is not complete and may be changed.  These securities many not be sold until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is declared effective.  This Prospectus is not an offer to sell these securities and it is not a solicitation to buy these securities in any state where such an offer or sale is not permitted.

Securities Being Offered	Up to 2,823,000 shares of common stock
(The “Offering”), offered by Selling
Shareholders, as listed herein.

Minimum Number of Shares to be                                                                           None
Sold in this Offering

Securities Issued and to be Issued	All of the common stock to be sold under
this Prospectus will be sold by existing
shareholders.

Our common stock is presently not traded on any market or securities exchange.  Therefore, the Selling Shareholders will sell their stock at $0.05per share until the close of the Offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The purchase of the securities through this Prospectus involves a high degree of risk.  See section entitled “Risk Factors” on pages 8 – 15.

SUMMARY

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this Prospectus.  Prospective Investors (“Investors”) are urged to read this Prospectus in its entirety.

Sillenger Exploration Corp.

We are an exploration stage company with three mineral claims in the Atlin Mining Division in British Columbia, Canada.   We were incorporated in the State of Nevada on February 14, 2007.

Our principal offices are located at 7839 17th Avenue, Burnaby, British Columbia , Canada, V3N 1M1.

The Offering

Securities Being Offered	Up to 2,823,000 shares of common stock
( the “Offering”), offered by Selling
Shareholders as listed herein.

Securities Issued Before the Offering	5,823,000

Securities to be Outstanding After the Offering	5,823,000

Use of Proceeds	We will not receive any proceeds from the
sale of the common stock by the Selling
shareholders. See the section entitled Use
of Proceeds

Summary Financial Information

Balance Sheet Data	May 31, 2008

Cash	$35,687
Total Assets	$35,687
Liabilities	$1,750
Total Stockholders’ Equity	$33,937

Statement of Loss and Deficit

From Incorporation on
February 14, 2007 to May 31, 2008

Revenue	$0
Net Loss	$(17,213)

RISK FACTORS

An investment in our common stick involves a high degree if risk.  Investors should carefully consider the risks described below and the other information in this Prospectus and any other filings we may make with the SEC in the future before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be materially and negatively effected.  If our common stock becomes quoted on the Over-The-Counter Bulletin Board (the “OTC-BB”). The trading price of such a common stock could decline due to any of these risks, and Investors may lose all or part of their investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

If We Do Not Obtain Additional Financing Our Business May Fail

As of February 29, 2008 the Company had cash on hand in the amount of $44,588 our business plan calls for significant expenses in connection with the production, drilling and completion operations of its leasehold properties (the “Properties”).  We will require additional financing in order to complete these activities as outlined in our Plan of Operation (see “Managements Discuss and Analysis”).  In addition, we will require third-party financing to sustain our business operations if we are not successful in generating sufficient revenues from our operations.  We do not currently have any arrangements for such financing and we can provide no assurance to investors that we will be able to find such financing if required.  Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor endorsement of our business, operations, and Properties, and investor sentiment.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us on terms beneficial to the Company.

If the Company requires additional funding in the future, the Company may be forced to conduct additional offerings of its equity securities.  Any additional sales of the Company’s capital stock will result in dilution to then existing shareholders.  Another potential, although not currently contemplated, source of financing for the Company may be the offering by us of an interest in our properties to be earned by another party or parties carrying out further development and drilling thereof.  Another alternative form of third-party financing would be to potentially borrow funds.  There are no assurances the Company could acquire such loans on terms that would be beneficial or acceptable to the Company.  Any third-party financing would likely reduce the amount of cash flow available for operations as funds would be diverted to pay back the amount borrowed (and any interest due thereon).

We may be subject to environmental risks that may be financially burdensome

We are subject to potential risks and liabilities associated with environmental compliance that could occur as a result of our business activities.  To the extent that we are subject to environmental liabilities, the payment of such liabilities or the costs that we may incur to remedy any non-compliance with environmental laws would reduce funds otherwise available to us and could have a material adverse on our financial condition or results of operation.  If we are unable to fully remedy an environmental problem, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.  The potential exposure may be significant and could have a material adverse effect on us.  We have not purchased insurance for environmental risks (including potential liability for pollution or other hazards as a result of disposal of waste products occurring from exploration) because it is not generally available at a reasonable price or at all.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We have not begun the initial stages of exploration of our mineral claims and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully.  We were incorporated on February 14, 2007 and to date have been involved primarily in organizational activities, acquiring our mineral claims and obtaining financing.  We have not earned any revenues and we have never achieved profitability as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new mineral exploration properties that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.  We have not history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

Our ability to reach and maintain profitable operating results is dependant on our ability to find, acquire, and develop our mineral properties

Our future performance depends upon our ability to fund, acquire, and develop mineral reserves that are economically recoverable.  If we are not successful in our exploration and acquisition activities, we cannot develop reserves or generate revenues sufficient to operate profitably.  We cannot assure Investors that we will be successful in finding, acquiring, leasing and/or developing any properties and/or reserves on terms that are beneficial or acceptable to the Company.  We cannot assure that commercially sufficient quantities of mineral deposits will be discovered or produced.  We do not have an established history of locating and developing properties that have economically feasible mineral reserves.

Our financial condition will deteriorate if we are unable to retain our interests in our leased mineral properties

All of our properties are held under interests in mineral leases. If we fail to meet the specific requirements of each lease, the lease may be terminated or otherwise expire.  We cannot assure you that we will be able to meet our obligation under each lease.  The termination or expiration of out “working interest” relating to these leases would impair our financial condition and results in operations.

We will need significant additional funds to meet capital costs, drilling, and other exploration costs in our effort to explore, produce, develop and sell the minerals produced by our leases.  We may not be able to obtain such additional funds on terms acceptable to us, or at all.

Title deficiencies could render our mineral leases worthless; thus damaging the financial condition of the business

The existence of material title deficiency can render a lease worthless, resulting in a large expense to our business.  We anticipate that commercially reasonable examinations of title will take place prior to any holes being drilled.  However, even after taking such precautions there may still arise issues with respect to deficiencies in the marketability if title to the leases and/or leasehold properties.  Any such deficiencies could make the applicable leases worthless which may have a negative impact on our business operations.

Reliance on certain third parties could negatively impact our business plan

Because we posses limited capital and human resources we will be forced to rely on third parties for certain business activities which may include but not limited to: drilling, exploration and other operational services.  While relying on third-parties may save the Company’s limited financial resources, it could expose the Company to greater risks if we are unable to find qualified and/or reliable third-parties to work with; if we cannot compensate such third-parties; or if the third-parties are negligent or otherwise deficient in the provision of their products and/or services.

Furthermore, the use of the third-parties may also have the negative effect of minimizing our ability to control the work being performed by such third-parties.  If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, our business plan will be adversely affected.

RISKS RELATED TO OUR MARKET AND STRATEGY

If We Are Unable To Hire and Retain Key Personnel We May Not Be Able To Implement Our Business Plan and Our Business May Fail

Many early stage companies are reliant upon their key personnel.  This is particularly true in highly specialized businesses such as mineral exploration.  Our success will be largely dependent on out ability to hire and retain highly qualified personnel.  These individuals may be in high demand and we may not be able to attract and/or retain the staff we need.  In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.  Currently, we have not hired any key personnel.  Our failure to hire key personnel when needed would have a significant negative effect on our business.

If we do not find a joint venture partner for the continued development of our mineral claims, we may not be able to advance exploration work.

If the results of our Phase One exploration program are successful, we may try to enter a joint venture agreement with a partner for further exploration and possible production on our mineral claims.  We would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost.  In addition, if we entered into a joint venture, we would likely assign a percentage of our interest in the mineral claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and lose your entire investment in this offering.

Because our management has no experience in the mineral exploration business we may make mistakes and this could cause our business to fail.

Our President has not previous experience operating an exploration or mining company and because of this lack of experience she may be prone to errors. Our management lacks the technical training and experience with exploring for, starting, or operating a mine.  With no direct training and experience in these areas our management many not be fully aware of the many specific requirements related to working in this industry.  Our management’s decision and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management’s lack of experience in this industry.

Because our sole director and officer owns the majority of our company’s stock, she has the ability to override the interests of the other stockholders.

Our President owns 52% of our outstanding common stock and serves as our sole director.  Investors may find the corporate decisions influenced by our President are inconsistent with the interests of other stockholders.

Because of the speculative nature of mineral exploration, there is substantial risk that no commercially viable mineral deposits will be found and our business will fail.

Explorations for commercially viable mineral deposits is a speculative venture involving substantial risk.  We can provide investors with no assurance that our mineral claims contain commercially viable mineral deposits.  The exploration program that we will conduct on our claim may not result in the discovery of commercial viable mineral deposits.  Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration often result in unsuccessful exploration efforts.  In such a case, we may be unable to complete our business plan and you could lose your entire investment in this offering.

Because of the inherent dangers involved in mineral explorations, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  We currently have no such insurance nor de we expect to get such insurance for the foreseeable future.  If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all out assets resulting in the loss of entire investment of this offering.

Because access to our mineral claims is often restricted by inclement weather, we will be delayed in our exploration and any further mining efforts.

Access to out mineral claims is restricted to the period between May 1 and October 15 of each year due to snow in the area.  As a result, any attempts to visit, test, or explore the property are largely limited to these few months of the year when weather permits such activities.  These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found.  Such delays can result in our inability to meet deadlines for exploration expenditures as defined by the Province of British Columbia.  This could cause our business venture to fail and the loss of your entire investment in this offering unless we can meet deadlines.

Auditor Risk

These factors raise substantial doubt that we will be able to continue as a going concern. Maddox Ungar Silberstein, PLLC, Certified Public Accountants, our independent auditors, have expressed substantial doubt about our ability to continue as a going concern given our accumulated losses. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our auditor's comments when determining if an investment in Sillenger is suitable.

RISKS RELATED TO LEGAL UNCERTAINTY

As we undertake exploration of out mineral claims, we will be subject to compliance of government regulation that may increase the anticipated time and cost of our exploration program.

There are several government regulations that materially restrict the exploration of minerals.  We will be subject to the mining laws and regulations as contained in the Mineral Tenure Act of the Province of British Columbia as we carry out our exploration program.  We may require to obtain work permits, post bonds and perform remediation work for any physical disturbances to the land in order to comply with these regulations.  While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

If we do not obtain clear title to the mineral claim, our business may fail.

Under British Columbia law, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations.  Since we are a Nevada corporation we are not legally allowed to hold claims in British Columbia.  Our mineral claims are being held in trust for our President as she is an individual.  If we confirm economically viable deposits of gold on our mineral claims we will incorporate a British Columbia subsidiary to hold title the viable gold deposits, our President is holding the claims in trust for us by means of a trust agreement.  However, there could be situations such as the death of our President that could prevent us from obtaining clear title to the mineral claims.  If we are unable to obtain clear title to the mineral claims our business will likely fail and you will lose your entire investment offering.

Because market factors in the mining business are out of our control, we may not be able to market any mineral that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors even if minerals are discovered that a ready market will exist from the sale of any ore found.  Numerous factors beyond our control may affect the marketability of metals.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, nut the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

RISKS REALTED TO LEGAL UNCERTAINTY

Any Burdensome Government Regulations or Other Legal Uncertainties May Negatively Affect Our Business

To date, there are several governmental regulations that have materially restricted the use and development of mined ore.  In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change.  Uncertainty and new regulations could increase the our costs of doing business and prevent us from exploring or developing ore deposits.  The growth of demand for ore may also be significantly slowed.  This could delay growth in potential demand for and limit our ability to generate revenues.  In addition to new laws and regulations being adopted, existing laws may be applied to drilling that has not as yet been applied.  These new laws may increase out cost of doing business with the result that our financial condition and operating results may be harmed.

RISKS RELATED TO THIS OFFERING

The Company’s Director and Officers Control a Majority of the Outstanding Shares of the Company and Therefore Control the Company’s Activities

Carolyne V Sing, our President and director, own approximately 52% of the outstanding shares of our common stock.  Accordingly, she will have a significant influence determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  Other shareholders may not agree with the decisions made by Ms. Sing, in her capacity as an officer or director, but because Ms. Sing owns 52% of the issued and outstanding shares of the Company’s common stock, the ability of other shareholders to remove and replace Ms. Sing as a director and/or officer will be greatly circumscribed.

Ms. Sing presently spends approximately 25% of her business time on business management services for our company.  While Ms. Sing presently possesses adequate time to attend to our interests, it is possible that increased demands on Ms. Sing from her other obligations could diminish the amount to time she can devote to the management of our business.  In addition, Ms. Sing may not possess sufficient time for our business if the demands on managing our business increased substantially beyond current levels.  Competing demands may negatively affect Ms. Sing’s management activities for the Company.

If A Market for Our Common Stock Ever Develops Our Stock Price May Be Volatile

There is currently no market for our common stock and we can provide no assurance to Investors that a market will develop.  If a market does develop, however, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	increased competition; and
(4)	Conditions and trends in the mining industry.

Further, if our common stock is ever quoted on the OTC-BB, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

We cannot provide assurance to investors that our common stock will be traded on the OTC-BB.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We used words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this Prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares offered through this Prospectus by Selling Shareholders.

DETERMINATION OF OFFERING PRICE

Sillenger intends to contact a broker-deal to request sponsorship in order to obtain a listing on the OTC-BB, or listing on a similar exchange.  Until such time as a listing is approved, Selling Shareholders will sell their stock $0.05 per share.  The Offering Price was set by the Board of Directors based on the price of the most recent sales of the Company’s stock.  If a listing is obtained on the OTC-BB (or listed on a similar exchange), the Offering Price will be determined by market factors and the independent decisions of the Selling Shareholders. We have not had any discussions with any broker-dealers about making a market in our common stock.

DILUTION

The Shares to be sold by the Selling Shareholders are shares of the Company’s common stock that are currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The Selling Shareholders named in this Prospectus are offering all of the 2,823,000 Shares of common stock offered.  The shares include the following:

(A)
2,325,000 shares of our common stock were acquired from us in an offering completed in May, 2007 that was exempt from registration under Regulation S of the Securities Act of 1993 (the “Securities Act”).

(B)
498,000 shares of our common stock are being offered pursuant to this Prospectus that were acquired from  us in an offering completed in June 2007 that was exempt from registration under Regulation S of the Securities Act: and

The following table provides, as of February 29, 2008, information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders, including:

(A)	the number of shares, of common stock, owned by each prior to this Offering;

(B)	the total number of Shares that are to be offered by each;

(C)	the total number of shares, of common stock, that will be owned by each upon completion of the Offering;

(D)	the percentage of total shares, of common stock, owned by each upon completion of the Offering; and

(E)	The identity of the beneficial holder of any entity that owns shares.

To the best of our knowledge, the named parties in this table beneficially own and have sole voting and investment power over all Shares or rights to their Shares.  Also in calculating the number of shares of our common stock that will be owned upon completion of this Offering, we have assumed that none of the Selling Shareholders sells shares of common stock not being offered in this Prospectus or purchase additional shares of common stock, and have assumed that all Shares offered are sold.  We have based the percentage owned by each on 5,823,000 shares of common stock outstanding as of August 19, 2008.

Name, Address and Phone Number Of Selling Stockholders	Shares owned Prior to this offering	Total Number of Shares to be Offered for the Sellers Shareholder Account	Total Shares to be owned upon completion of this offering	Percentage of shares owned after completion of this offering
Peter Hall	300,000	300,000	0	0
Paul Dragan	200,000	200,000	0	0
Andrew Jarvis	200,000	200,000	0	0
Vikas Patel	300,000	300,000	0	0
Pacific Western Services {1}	50,000	50,000	0	0
Greg McAdam	200,000	200,000	0	0
Nadine Barnard	250,000	250,000	0	0
Peter Burjoski	50,000	50,000	0	0
Colleen Lormand	250,000	250,000	0	0
Eric Kastein	250,000	250,000	0	0
Riina Hallahan	250,000	250,000	0	0
Martin Berke	25,000	25,000	0	0
Nadwynn Sing {2}	10,000	10,000	0	0
Norman Chung	220,000	220,000	0	0
Pamela Sing {3}	10,000	10,000	0	0
Michael Hawitt	30,000	30,000	0	0
Brook Bellian	2,000	2,000	0	0
Edward Kelly	20,000	20,000	0	0
James Webster	2,000	2,000	0	0
Kevin Mizuno	2,000	2,000	0	0
Christopher Wild	2,000	2,000	0	0
Terry Sonderhoff	2,000	2,000	0	0
Cyndy Fielding	8,000	8,000	0	0
Richard Doeksen	4,000	4,000	0	0
Susanne Milka	2,000	2,000	0	0
George Stevenson	2,000	2,000	0	0
Duke Stevenson	2,000	2,000	0	0
Kaiyo Nedd	10,000	10,000	0	0
Annie Lord	4,000	4,000	0	0
Robin Mitchell	4,000	4,000	0	0
Evannah Edge	154,000	154,000	0	0
Tammy Legault	4,000	4,000	0	0
Carolyn Shipp	2,000	2,000	0	0
Daniel Layinky	2,000	2,000	0	0
Total	2,823,000	2,823,000

Footnotes:
{1}The beneficial owner of Pacific Western Services is Terry Severs.
{2} Nadwynn Sing is the son of Carolyne Sing.
{3} Pamela Sing is the daughter of Carolyne Sing.

To our knowledge, none of the Selling Shareholders:

(1)	has had a material relationship with Sillenger, other than as a shareholder as noted above, at any time within the past three years; or

(2)	has ever been an officer or director of Sillenger, except as noted above.

PLAN OF DISTRIBUTION

Until the Company’s common stock is quoted on the OTC-BB or listed via another trading venue, the Selling Shareholders will sell their stock at $0.05 per share.  Once the Company’s stock is approved for quotation on the OTC-BB (or listed on a similar trading venue), The Selling Shareholders will be free to offer and sell their Shares at such times, in such manner and at such prices as they may determine.  They may sell some or all of their common stock in one or more transactions, including block transaction:

(1)	on such public markets or exchanges as the common stock may from time to time be trading;
(2)	in privately negotiated transactions;
(3)	through the writing of options on the common stock;
(4)	in short sales; or
(5)	in any combination of these methods of distribution.

The sales price to the public may be:

(1)	the market price prevailing at the time of sale;
(2)	a price related to such prevailing market price; or
(3)	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the SEC’s Rule 144, promulgated under the Securities Act.

The Selling Shareholder may also sell their Shared directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the Selling Shareholders, or, it they act as agent for the purchaser of such common stock, from such purchaser.  The Selling Shareholders will likely pay the usual and customary brokerage fees for such services.  Broker or dealers may agree with the Selling Shareholders to sell a specified number of Shares at a stipulated price per Share and, to the extent such broker or dealer is unable to do so acting as agent for the Selling Shareholders, to purchase, as principal, any unsold Share at the price required to fulfill the respective broker’s or dealer’s commitment to the Selling Shareholders.  Brokers or dealers who acquire Shares as principals may thereafter resell such Shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market price prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such Shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the Selling Shareholders also may have distributed, or may distribute, Shares to one or more of their partners who are unaffiliated with us.  Such partners may, it turn; distribute such Shares as described above.  We can provide no assurance that all or any of the Shares offered will be sold by the Selling Shareholders.

We are bearing all costs relating to the registration of the Shares.   The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) in the offer and sale of their Shares.  In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the Shares, and therefore be considered to be an underwriter, they must comply with applicable law and May, among other things:

(1)	not engage in any stabilization activities in connection with our common stock;

(2)	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3)	not bid for or purchase any of our securities or attempt to induce any person to purchase any
Of our securities other than as permitted under the Exchange Act

LEGAL PROCEEDINGS

Our director and officer are no aware if any legal proceeding in progress or contemplated by any party or parties as of the date of this prospectus.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director	Age
Carolyne Sing, Bachelor of Science	77

Executive Officers:

Name of Officer	Age	Office
Carolyne Sing, Bachelor of Science	77	President, CEO

The sole Director named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Carolyne Sing, Bachelor of Science

Ms. Sing has acted as our sole Director and Officer since our inception on February 14, 2007. During the past five years, Ms. Sing has been a businesswoman in Vancouver, Canada, a private investor in residential and commercial real estate, blue chip equities, and fixed income instruments. In addition, she has freelanced as a tutor in high school mathematics and sciences, and served as a research assistant in various biological control projects at University of British Columbia and Agriculture Canada.

Given that Ms. Sing has no previous experience in mineral exploration or operating a mining company, she intends to perform her job for us by engaging consultants who have experience in the areas where she is lacking. Ms. Sing shall work to familiarize herself with our business by attending technical courses in Economic Geology at British Columbia Institute of Technology as well as various mineral exploration conferences in the summer and autumn of 2008.

Ms. Carolyne Sing has acted as our President, chief executive officer, principal accounting officer and as a director since our incorporation on February 14, 2007.

Term of Office

Our director has been appointed to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

We do not expect any conflict of interest between our President and Sillenger.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officer and director, individually and as a group as at February 14, 2008.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class
Common Stock	Carolyne Sing, Bachelor of Science President, Chief Executive Officer and Director 7839 17th Avenue Burnaby, B.C. Canada V3N 1N1	3,000,000	52%

The percent of class is based on 5,823,000 shares of common stock issued and outstanding as of the date of this prospectus.

DESCRIPTION OF SECURITITES

General

The securities being offered are shares of our common stock, par value $0.05 per Share.  Under our Articles of Incorporation, the total number of shares of all classes of stock that we are authorized to issue is 75,000,000 shares of common stock, par value $0.01 per share.  As of February 29, 2008, a total of 5,823,000 shares of common stock were issued and outstanding.  All issued and outstanding shares of our common stock are fully paid and non-assessable.

Common Stock

Holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors.  Holders of common stock do not have cumulative voting rights in the election of directors.  Holders of the majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and a vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidations, merger or amendment of our Articles of Incorporation.

Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefore, in the event of our liquidation, dissolution or winding up, all assets and funds remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the common stock.  There are no redemption or sinking fund provision applicable to the common stock.  All outstanding shares of common stock are fully paid and non-assessable.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intent to retain all future earnings, if any, to finance operation and expansion of our business.  As a result, we do not anticipate paying cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of common stock or any rights convertible or exchangeable into shares of our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, Esq. our independent counsel has provided an opinion on the validity of our common stock.

The financial statements included in the Prospectus and the registration statement have been audited by Maddox Ungar Silberstein PLLC certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm experts in auditing and accounting.

Disclosure of Commission Position of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

INFORMATION WITH RESPECT TO THE REGISTRANT

We are a Nevada corporation incorporated on February 14, 2007, as Sillenger Exploration Corp.  Our principal executive offices are located 7839 17th Avenue, Burnaby, BC. Canada.  V3N1M1.  Our telephone number is 604-521-2700.

DESCRIPTION OF BUSINESS

Business Development

We are a gold exploration company and were incorporated on February 14, 2007. Sillenger has acquired a 100% interest in the three mineral claims located in the Atlin Mining Division, British Columbia, Canada, in consideration for CDN$379. The claim is registered in the name of our President, who has executed a trust agreement with us June 2, 2008, whereby she agrees to hold the claim in trust on our behalf. The total cost of the three Bulkley mineral claims charged to operations by us on our financial statements is $379 and this figure represents the reimbursement paid to our president in CDN Dollars. To date we have not performed any exploration or work on the claim. We have not had any bankruptcy, receivership or similar proceeding and have had no material reclassification, merger, consolidation or purchase or sale of a significant amount of assets other than the acquisition of the three Bulkley mineral claims.

Of Access to the Location and Means Bulkley Mineral Claims

The Bulkley mineral claims are located on the Teepee property to the southeast of the TP showings (104M 048-050) and the Crine Veins (104M 081) near Tee Pee Peak about 54 kilometers west of Atlin British Columbia Lat 59 38’ 29’N Long 134 32’ 24’ W.  Elevations vary between 900 meters and about 1200 meters. Map 1, below shows the location of our claims in relation to the province of British Columbia, Canada.
Atlin is a relatively isolated community of about 350 inhabitants that is located on the east shore of Atlin Lake in northwestern British Columbia, Canada. It is 98 km south of Jake's Corner, Yukon on the Alaska Highway and 182 km from Whitehorse, Yukon. A community airstrip enables air access by small planes into Atlin.

The Bulkley claims area is accessed readily by helicopter but can be approached by means of local miners' roads that are not maintained but are passable by wheeled vehicles in the summer months and by snowmobiles in the winter. The most practical means of access is by helicopters that are normally based at Atlin during the summer season.

Alaska
Yukon
Northwest Territories
Nunavut
Sillenger Claims
British Columbia
Canada
Alberta
Manitoba
Saskatchewan
© 2007 Europa Technologies
Image NASA
Image © 2007 TerraMetrics
849 mi
©2007 Google
Pointer 59°35'02.11" N19°35'45.37" W
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Eye alt 2202.02 mi

Bulkley Mineral Claims Description

Our Sillenger mineral claims is encumbered and in good standing and there are no third party conditions which affect the claim other than conditions defined by the Province of British Columbia described below.  The claims are in an area of 947 hectares, which is equivalent to an area of 2,340 acres.  We have no insurance covering the claim.  We believe that no insurance is necessary since the claim is unimproved and contain no buildings or improvements.  The tenure number, name, owner number, work record to date, status, mining division, area, and tag numbers as typically recorded in British Columbia is as follows:

Tenure Number	Claim Number	Number	Good to Date	Status	Area
585682	Bulkley 1	208930 100%	2009/June/03	GOOD	294.4642
585683	Bulkley 2	208930 100%	2009/June/03	GOOD	310.8017
585685	Bulkley 3	208930 100%	2009/June/03	GOOD	343.6187

Our consulting geologist is Stephen Butrenchuk and has provided us with recommendations of how we should explore our claims.

There is no assurance that a commercially viable gold deposit exists on the claims.  Explorations required before an evaluation as to the economic feasibility of the claim is determined.  It is our intention to incorporate a British Columbia subsidiary company and record the deed of ownership in the name of our subsidiary if gold is discovered on the claims and it appears that it would be economically viable to commercially mine the claims.  Until we can validate otherwise, the property is without known reserves and we are planning a three phase exploration program recommended by our consulting geologist.  We have not commenced any exploration or work on the claims.

Conditions to Retain Title to Bulkley Mineral Claims

In order to retain title to the Sillenger Mineral Claims, in the Province of British Columbia the recorded holder of a mineral claims shall perform, or have performed, exploration and development work on the claims to a value of CDN$4 per hecatare a year per unit plus a CDN$100 recording fee per claim.  A statement of work must be submitted on or before the anniversary date of the claim.  The anniversary date for our mineral claims is June 3, 2009.  Our mineral claims is a 947 hectare area, and thus requires us to spend a minimum of CDN$4,088 on valid exploration work and recording fees to keep the claim in good standing with the Province of British Columbia.  Alternately, we can make an annual  payment in lieu of work to the Province of British Columbia of CDN$4 per hectare plus a CDN$100 recording fee per claim for the same CDN$4,088 in order to keep the claims in good standing with the Province of British Columbia.  If we fail to make the required filings or payments, we could lose title to the claims and you could lose all or part of your investment in this offering.

History of Atlin and of the Bulkley Mineral Claims Area

The Atlin mining area gained prominence in 1898 when placer gold was discovered.  A mining “rush” ensued and was most active in the period between 1898 and 1910. Exploration for gold in the Atlin area has been continuous through to the present.  We do not have any verifiable information regarding previous operators on the actual Bulkley mineral claims.  The Province of British Columbia maintains a free service available on the Internet call “ARIS” that allows us to locate summary reports near our claim.  The summary reports are in the public domain.

Present Condition of the Bulkley Mineral Claims

We do not know the present condition of the Bulkley Mineral Claims because we have yet to go on site.  However, according to our consulting geologist we should expect to find terrain mostly comprised of glaciated hills with moderately steep slopes and smack streams that occupy broad channels established by glaciers and melt water streams.  There is no equipment, infrastructure or electricity on the claims.

Geology of the Bulkley Mineral Claims

The Bulkley mineral claims as of the writing of this report have not been visited oby our consulting geologist Stephen Butrenchuk. The geology of the property is based on geologicalinformation from the Province of British Columbia.This region lies within a northeasterly treding belt of Precambrian rocks comprised of scists quartzites and orthgneiss.  These rock are unconformably overlain by volcanic rocks of the Upper Triassic Stuhini Group.  These rocks have been intruded by Cretaceous to Tertiary igneous intrusions.  Also present are minor intrusions of ultramafic rocks.   This area  has the potential to host economically important mineral deposits, including  gold, cobalt, and platinum group element deposits.  However, we have yet to prove that any of these types of mineral deposits exist on our claims.  Our mineral claims do not have any known reource or reserves.

Competitive Conditions

The mineral exploration business is an extremely competitive industry.  We are competing with many other exploration companies looking for mineral.  We are one of the smallest exploration companies and a very small participant in the mineral exploration business.  Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners.  Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Raw Materials

The raw materials for our exploration program will be items including camp equipment, sample bags, first aid supplies, groceries, propane, and a global satellite telephone.  All of these types of materials are readily available in either the city of Vancouver or town of Atlin in British Columbia, Canada from a variety of suppliers.

Dependence on Major Customers

We have no customers at this time.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks.  Additionally, we have no royalty agreements or labor contracts.

Government Approvals and Regulations

We will be required to comply with all regulations defined in the Mineral Tenure Act of the Province of British Columbia.

The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus. However, it is possible that a future government could change the regulations that could limit our ability to explore our claim, but we believe this is highly unlikely.

Research and Development Expenditures

We have not incurred any research or development expenditures since our inception on February 14, 2007

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program.

Employees

We do not have any employees other than Ms. Sing. We intend to retain the services of independent geologists and consultants on a contract basis to conduct the exploration program on our Bulkley mineral claims.

Reports to Security Holders

This prospectus and exhibits will be contained in a Form S1 registration statement and will be filed with the Securities and Exchange Commission.  We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”).  As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE , Washington, D.C. 20549.  You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Since we are an electronic filer, the easiest way to access our reports is through the SEC’s Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of the SEC’s website is http://www.sec.gov.

Management’s Discussion and Analysis

Plan of Operation

Exploration Plan

Our plan of operation for the next twelve months is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our Sillinger mineral property.  We have enough cash to complete our Phase One exploration program.  We do not have enough funds to complete our Phase Two or Phase Three programs which we would plan to start Phase Two in the summer of 2010 if the results of our Phase One exploration program is successful.  The following is a brief summary of our three phase exploration plan :

1)
We plan to compile and correlate historical reports for the area if we are able to obtain them from the Province of British Columbia.  We anticipate there will be no cost for this activity since our President will conduct the compilation and correlation free of charge.

2)
As recommended by our consulting geologist, we plan to conduct the first phase of our three phase exploration program.  This Phase One exploration program is expected to cost CDN$20,000 and consist of reconnaissance mapping and prospecting as well as reconnaissance soil and silt geochemistry.  We plan to commence the Phase One exploration in August 2009

3)
Based on any preliminary results of the Phase One exploration program we may stake additional claims around the Sillenger mineral claim.  Our consulting geologist indicates that we should be prepared to stake as many as 100 additional claim units it they are available for staking, in which case we would plan to spend CDN$4,000 for this staking activity.

4)
We will review the results of the Phase One exploration program in October 2009.  If we are able to identify favorable rock formations and structures with elevated metal values we will plan and conduct a Phase Two program.  Our consulting geologist has indicated that we should budget CDN$20,000 for our Phase Two program.  If we proceed with a Phase Two program we would do so in July 2010.

5)
In the case that the Phase Two exploration program takes place, we will review its results in September 2010 .If we are able to continue to confirm elevated metal values at specific hand drilled targets we would plan for a In the case that the Phase Two exploration program takes place, we will review its results in September 2010. If we are able to continue to confirm elevated metal values at specific hand drilled targets we would consider Phase Two a success and would plan for a Phase Three exploration program. The Phase Three exploration program has a substantial cost associated with it, due to the fact that there would be major expenditures for geophysical surveys followed by drilling. At this stage, we would seek to link with a major resource company in a joint venture relationship in recognition of financing requirements. If we go ahead with the Phase Three exploration plan it would commence in June 2011.

As at February 29, 2008, we had a cash balance of $44,588. We have enough cash on hand to complete our Phase One exploration program. If the Phase One exploration program is successful we will have to raise additional funds starting in January 2010 so that Phase Two exploration could commence in June 2010 .

During the next 12 months, we do not anticipate generating any revenue. We anticipate that any additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in the Bulkley mineral claims. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our Phase Three exploration program. In the absence of such financing, our business will fail.

We may consider entering into a joint venture partnership by linking with a major resources company to provide the required funding to complete our Phase Three exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase Three. If we enter into a joint venture arrangement, we will assign a percentage of our interest in the Bulkley claims to the joint venture partners.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

•	our ability to raise additional funding;

•	the market price for gold;

•	the results of our proposed exploration programs on the mineral property; and

•	our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

Transportation Purchase Plan

The transportation costs of the Phase One exploration program is comprised of transportation from Vancouver to the town of Atlin and helicopter service from Atlin to the Bulkley mineral claims. We expect to pay CDN $2,000 to mobilize and demobilize to the Atlin area and CDN $3,000 to allow for three helicopter round trips from Atlin to the Bulkley mineral claims. If we are able to hire geologist and assistant from the Atlin area we will be able to eliminate the Vancouver to Atlin transportation cost.

Equipment Purchase Plan

For the Phase One exploration program, we will purchase camp equipment. The cost for this camp equipment such as tents, stove, and other typical camping equipment will be CDN $1,000.

For the Phase One exploration program, we will purchase prospecting equipment including sample containers, flagging, belt chain thread, first aid supplies, and general prospecting tools. The cost of this prospecting equipment will be CDN $500.

Consumable Purchase Plan

For the Phase One exploration program, we will purchase consumables including groceries and propane to provide for 2 men for 14 days. The cost of these consumables will be CDN $1,000.

For the Phase One exploration program, we will purchase global satellite telephone service and phone rental. The cost of this service and rental will be CDN $600.

Employee Hiring (Labor) Plan

We will not hire any employees. We will use two consultants for the Phase One exploration program comprising of a senior prospector/geologist and an assistant for him. The cost of the senior prospector/geologist is CDN $350 per day and CDN $250 per day for the assistant. We plan to spend 10 days during the Phase One exploration program so the cost of labor to operate the Phase One exploration program will be CDN $6,000 .

Sample Analysis Plan

For the Phase One exploration program, we plan to allow for the analysis for 20 rock samples and 50 geochemical soil samples. Each of these analysis costs CDN$25 per sample so the cost for sample analysis will be CDN $1,750.

Technical Report Plan

For the Phase One exploration program, we plan to have a technical report prepared to evaluate the results. The cost of the report will be CDN $1,000.

Phase One Exploration Program Cost Review

The costs above which include transportation, equipment, consumables, labor, sample analysis and the technical report make up the entire costs of our Phase One exploration program . All the costs described above are estimated so we will provide a contingency allowance for unanticipated and wrongly estimated costs. The table below summarizes the cost estimate for the Phase One exploration program only .

Phase One Exploration Program Item	Cost Estimate CDN $
Transportation	5,000
Equipment	1,500
Consumables	1,600
Labor	6,000
Sample Analysis	1,750
Technical Report	1,000
Contingency at 15%	2,528
Total	19,378

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside consultant charges us $1,000 to prepare our quarterly financial statements and $1,500 to prepare our annual financial statements. Our independent auditor charges us $1,000 to review our quarterly financial statements and approximately $3,500 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $11,000 to pay for our accounting and audit requirements.

SEC Filing Plan

We intend to become a reporting company in 2008 after our S1 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $6,000 for legal costs to pay for three quarterly filings, one annual filing and two other required filings we will make.

Results of Operations

We have had no operating revenues since our inception on February 14, 2007 through to the year ended February 29, 2008. Our activities have been financed from the proceeds of share subscriptions. From our inception, on February 14, 2007 to February 29, 2008 we have raised a total of $51,000 from private offerings of our common stock.

For the period from inception, February 14, 2007 to February 29, 2008, we incurred total expenses of $8,846. These expenses included $379 in mineral property costs represented by the cost charged to operations for the acquisition of the Bulkley mineral claim. We also incurred $5000 in professional fees during the period.

Liquidity and Capital resources

At February 29, 2008, we had a cash balance of $44,588.

We hold a significant portion of our cash reserves in U.S dollars. Due to foreign exchange rate fluctuations, the value of these U.S. dollar reserves can result in both translation gains or losses in Canadian dollar terms. If there was to be a significant decline in the U.S dollar versus the Canadian Dollar our US dollar cash position would also significantly decline. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations. Such foreign exchange declines could cause us to experience losses.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Bulkley mineral claims and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Safe Harbor

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

Our executive offices are located at 7839 17th Ave, Burnaby, British Columbia, Canada, V3N 1M1. Our President, Carolyn Sing, currently provides this space to us free of charge. This space may not be available to us free of charge in the future.

We also have mineral claims located in the Atlin Mining Division, British Columbia, Canada as described in the section “Description of Business

Related Certain Relationships and Transactions

On February 14, 2007 our sole Director and Officer, Carolyne Sing acquired 3,000,000 shares of our common stock at a price of $0.001 for proceeds of $3,000.

In return for Ms. Sing holding the Bulkley mineral claims in trust for us, we have agreed to make payments on behalf of Ms. Sing holding to keep the claim on good standing with the Province of British Columbia. We anticipate the amount of the payments to be made on behalf of Ms. Sing to be CDN $2,200 annually.

Ms. Sing donates services and rent to us that are recognized on our financial statements.

Except as noted above, none of the following parties has, since our inception on February 14, 2007, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house as such person.

The promoter of our company is Carolyn Sing. Except for the transactions with Ms. Sing noted above, there is nothing of value to be received by each promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from each promoter, either directly or indirectly, from us.

Market for Common Equity and Related Stockholder Matters

No Public Market for our Common

There is presently no public market for our common stock. We anticipate seeking sponsorship for the trading of our common stock on the OTC-BB upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC-BB or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 35 registered shareholders.

Rule 144 Shares

In addition to the shares covered by this prospectus, a total of 3,000,000 shares of our common stock are available for resale to the public after February 14, 2008 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company’s common stock then outstanding which, in our case, will equal approximately 58,000 shares as of the date of this prospectus; or

2.	The average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 3,000,000 of the shares that will be eligible for Rule 144 sales. These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than 10% of the aggregate amount of common shares then outstanding.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends:

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Carolyne Sing, President	2008[1]	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2007[2]	Nil	Nil	Nil	Nil	Nil	Nil	Nil
[1] For the period from inception on March 1, 2007 to February 29, 2008
[2] Appointed President on February 14, 2007

None of our directors have received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on February 14, 2007.

Employment Agreements

Currently, we do not have an employment agreement or consulting agreement with Ms. Sing and we do not pay any salary to her.

Financial Statements

Sillenger Exploration Corp.
(An Exploration Stage Company)

February 29, 2008

May 31, 2008

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Sillenger Exploration Corp.
Vancouver, British Columbia, Canada

We have audited the accompanying balance sheets of Sillenger Exploration Corp.  (the “Company”) as of February 29, 2008 and February 28, 2007, and the related statements of operations, stockholders' equity, and cash flows for the periods then ended and for the period from February 14, 2007 (Date of Inception) through February 29, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sillenger Exploration Corp.  as of February 29, 2008 and February 28, 2007, and the results of its operations and its cash flows for the periods then ended and from February 14, 2007 (Date of Inception) through February 29, 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2009 raise substantial doubt about its ability to continue as a going concern. The 2008 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
April 30, 2008

SILLENGER EXPLORATION CORP.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
As of February 29, 2008 and February 28, 2007

	2008	2007
ASSETS
Current assets
Cash	$44,588	$2,993

TOTAL ASSETS	$44,588	$2,993

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accrued expenses	$3,500	$-0-

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value, 75,000,000 shares authorized, 5,823,000 shares issued and outstanding (2007-3,000,000)	5,823	3,000
Additional paid in capital	45,327	-0-
Deficit accumulated during the exploration stage	(10,062)	(7)
Total stockholders’ equity	41,088	2,993

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,588	$2,993

See accompanying notes to financial statements.

SILLENGER EXPLORATION CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
For the year ended February 29, 2008
For the period from February 14, 2007 (Date of Inception) through February 28, 2007
For the period from February 14, 2007 (Date of Inception) through February 29, 2008

	Year ended February 29, 2008	Period from February 14, 2007 (Inception) to February 28, 2007	Period from February 14, 2007 (Inception) to February 29, 2008

General and administrative expenses:
Professional fees	$8,664	$0	$8,664
Exploration costs	380	0	380
Other	1,011	7	1,018
Total general and administrative expenses	10,055	7	10,062

Net loss	$(10,055)	$(7)	$(10,062)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding:
Basic and diluted	5,823,000	3,000,000

See accompanying notes to financial statements.

SILLENGER EXPLORATION CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
Period from February 14, 2007 (Date of Inception) through February 29, 2008

	Common stock
	Shares	Amount	Additional paid-in capital	Deficit accumulated during the exploration stage	Total
Issuance of common stock for cash to founders	3,000,000	$3,000	$-	$-	$3,000
Net loss for the period	-	-	-	(7)	(7)
Balance, February 28, 2007	3,000,000	3,000	-	(7)	2,993
Issuance of common stock for cash at $.01 per share	2,325,000	2,325	20,925	-	23,250
Issuance of common stock for cash at $.05 per share	498,000	498	24,402	-	24,900
Net loss for the period	-	-	-	(10,055)	(10,055)

Balance, February 29, 2008	5,823,000	$5,823	$45,327	$(10,062)	$41,088

See accompanying notes to financial statements.

SILLENGER EXPLORATION CORP.
(A EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
For the year ended February 29, 2008
For the period from February 14, 2007 (Date of Inception) through February 28, 2007
For the period from February 14, 2007 (Date of Inception) through February 29, 2008

	For the year ended February 29, 2008	Period from February 14, 2007 (Inception) to February 28, 2007	Period from February 14, 2007 (Inception) to February 29, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,055)	$(7)	$(10,062)
Change in non-cash working capital items Increase in accrued expenses	3,500	-0-	3,500

CASH FLOWS USED IN OPERATING ACTIVITIES	(6,555)	(7)	(6,562)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	48,150	3,000	51,150

NET INCREASE IN CASH	41,595	2,993	44,588
Cash, beginning of period	2,993	-	-
Cash, end of period	$44,588	$2,993	$44,588

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See accompanying notes to financial statements.

SILLENGER EXPLORATION CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Sillenger Exploration Corp. (“Sillenger” or the “Company”) was incorporated in Nevada on February 14, 2007.  Sillenger is an exploration stage company and has not yet realized any revenues from its planned operations.  Sillenger is currently in the process of acquiring certain mining claims.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Mineral Properties

Cost of license acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. Costs of acquisition are capitalized subject to impairment testing, in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, when facts and circumstances indicate impairment may exist.

Comprehensive Income

The Company has adopted SFAS 130 “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Tax

Sillenger follows SFAS 109, “Accounting for Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

SILLENGER EXPLORATION CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents

Recent Accounting Pronouncements

Sillenger does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

Sillenger has recurring losses and has a deficit accumulated during the exploration stage of $10,062 as of February 29, 2008.  Sillenger's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, Sillenger has no current source of revenue. Without realization of additional capital, it would be unlikely for Sillenger to continue as a going concern.  Sillenger's management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, revenues from the acquisition, exploration and development of mineral interests, if found.  Sillenger's ability to continue as a going concern is dependent on these additional cash financings, and, ultimately, upon achieving profitable operations through the development of mineral interests.

NOTE 3 - MINERAL PROPERTY RIGHTS

During the period ended February 29, 2008, the Company acquired a 100% interest in three mining claims in the Bulkley mining district of British Columbia, Canada for cash consideration of $380. The property is being held in trust for the Company by a third party.

NOTE 4 – INCOME TAXES

The provision for Federal income tax consists of the following:

February 29,
2008
Refundable Federal income tax attributable to:
Current Operations	$3,421
Less: valuation allowance	(3,421)
Net provision for Federal income taxes	$-

SILLENGER EXPLORATION CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 29, 2008

NOTE 4 – INCOME TAXES (continued)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

February 29,
2008
Deferred tax asset attributable to:
Net operating loss carryover	$3,421
Less: valuation allowance	(3,421)
Net deferred tax asset	$-

At February 29, 2008, Sillenger had an unused net operating loss carryover approximating $10,062 that is available to offset future taxable income; it expires beginning in 2027.

NOTE 5 – COMMON STOCK

At inception, Sillenger issued 3,000,000 shares of stock to its founding shareholder for $3,000 cash.

During the period ended February 29, 2008, Sillenger issued 2,823,000 shares of stock for $48,150 cash.

NOTE 6 – COMMITMENTS

Sillenger neither owns nor leases any real or personal property, an officer has provided office services without charge.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

SILLENGER EXPLORATION CORP.
(A EXPLORATION STAGE COMPANY)
BALANCE SHEETS
As at May 31, 2008 and February 29, 2008

ASSETS	May 31, 2008	February 29, 2008
	(unaudited)	(audited)
Current assets
Cash	$35,687	$44,589
Total current assets	35,687	44,589

TOTAL ASSETS	$35,687	$44,589

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,750	$3,500

TOTAL LIABILITIES	1,750	3,500

STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value, 75,000,000 shares authorized, 5,823,000 shares issued and outstanding	5,823	5,823
Additional paid in capital	45,327	45,327
Deficit accumulated during the exploration stage	(17,213)	(10,061)
Total stockholders’ equity	33,937	41,089

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,687	$44,589

See accompanying notes to financial statements.

SILLENGER EXPLORATION CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS (unaudited)
Three months ended May 31, 2008 and 2007
Period from February 14, 2007 (Inception) to May 31, 2008

	Three months ended May 31, 2008	Three months ended May 31, 2007		Period from February 14, 2007 (Inception) to May 31, 2008

Revenues	$0-		$0-	$0-

General and administrative expenses:
Professional fees	6,550		877	15,214
Exploration costs	500		-0-	880
Other	102		62	1,119
Total general and administrative	7,152		939	17,213

Net loss	$(7,152)		$(939)	$(17,213)

Net loss per share:
Basic and diluted	$(0 .00)	$	( 0 .00)

Weighted average shares outstanding:
Basic and diluted	5,823,000		2,325,000

See accompanying notes to financial statements

SILLENGER EXPLORATION CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (unaudited)
Period from February 14, 2007 (Date of Inception) through February 29, 2008

	Common stock
	Shares	Amount	Additional paid-in capital	Deficit accumulated during the exploration stage	Total
Issuance of common stock for cash to founders	3,000,000	$3,000	$-	$-	$3,000
Net loss for the period	-	-	-	(7)	(7)
Balance February 28, 2007	3,000,000	3,000	-	(7)	2,993
Issuance of common stock for cash at $.01 per share	2,325,000	2,325	20,925	-	23,250
Issuance of common stock for cash at $.05 per share	498,000	498	24,402	-	24,900
Net loss for the period	-	-	-	(10,054	(10,054)
Balance, February 29, 2008	5,823,000	5,823	45,327	(10,061)	41,089

Net loss for the period	-	-	-	(7,152)	(7,152)

Balance, May 31, 2008	5,823,000	$5,823	$45,327	$(17,213)	$33,937

See accompanying notes to financial statements.

SILLENGER EXPLORATION CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS (unaudited)
Three months ended May 31, 2008
Period from February 14, 2007 (Inception) to May 31, 2008

	Three months ended May 31, 2008	Three months ended May 31, 2007	Period from February 14, 2007 (Inception) to May 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,152)	$(939)	$(17,213)
Change in non-cash working capital items
Accounts payable and accrued liabilities	(1,750)	-0-	1,750
CASH FLOWS USED IN OPERATING ACTIVITIES	(8,902)	(939)	(15,463)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	-0-	23,000	51,150

NET INCREASE (DECREASE) IN CASH	(8,902)	22,061	35,687
Cash, beginning of period	44,589	-0-	-0-
Cash, end of period	$35,687	$22,061	$35,687

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See accompanying notes to financial statements.

F-13

SILLENGER EXPLORATION CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2008

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Sillenger Exploration Corp. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s registration statement filed with the SEC on Form SB-2.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2007 as reported in Form SB-2, have been omitted.

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Sillenger Exploration Corp. (“Sillenger”) was incorporated in Nevada on February 14, 2007.  Sillenger is an exploration stage company and has not yet realized any revenues from its planned operations.

During the period ended February 29, 2008, the Company acquired a 100% interest in three mining claims in the Bulkley mining district of British Columbia, Canada for cash consideration of $379. The property is being held in trust for the Company by a third party.

Cash and Cash Equivalents

For the purposes of presenting cash flows, Sillenger considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Mineral Properties

Cost of license acquisition, exploration and carrying and retaining unproven mineral lease properties are expensed as incurred.  Costs of acquisition are capitalized subject to impairment testing, in accordance with SFAS 144 “ Accounting for the Impairment of Long-Lived Assets”, when facts and circumstances indicate impairment may exist.

SILLENGER EXPLORATION CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2008

NOTE 2 – SUMMARY OF ACCOUNTING POLICIES (continued)

Comprehensive Income

The Company has adopted SFAS 130 “Reporting Comprehensive Income” which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.  The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Tax

Sillenger follows SFAS 109, “Accounting for Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent accounting pronouncements

Sillenger does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

SILLENGER EXPLORATION CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
May 31, 2008

NOTE 3 - GOING CONCERN

Sillenger has recurring losses and has a deficit accumulated during the exploration stage of $55,667 as of May 31, 2008.  Sillenger’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, Sillenger has no current source of revenue. Without realization of additional capital, it would be unlikely for Sillenger to continue as a going concern.  Sillenger's management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, revenues from the acquisition, exploration and development of mineral interests, if found.  Sillenger's ability to continue as a going concern is dependent on these additional cash financings, and, ultimately, upon achieving profitable operations through the development of mineral interests.

NOTE 4 – INCOME TAXES

For the period ended May 31, 2008, Sillenger has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $17,200 at May 31, 2008, and will begin to expire in the year 2027.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2008
Deferred tax asset attributable to:
Net operating loss carryover	$5,850
Valuation allowance	(5,850)
Net deferred tax asset	$-

NOTE 5 – COMMON STOCK

At inception, Sillenger issued 3,000,000 shares of stock to its founding shareholder for $3,000 cash.

During the period ended February 29, 2008, Sillenger issued 2,823,600 shares of stock for $48,150 cash.

NOTE 6 – COMMITMENTS

Sillenger neither owns nor leases any real or personal property, an officer has provided office services without charge.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1	Articles of Incorporation *
3.2	Bylaws. *
5.1	Opinion of Joseph I. Emas regarding the legality of the securities being registered.
10.1	Bulkley Declaration of Trust *
23.1	Consent of Independent Accountants

*	Incorporated by reference from filing of July 2, 2008.

UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by, Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burnaby, Province of British Columbia, on August 19, 2008.

Sillenger Exploration Corp

/s/Carolyne Sing
Carolyne Sing
Director, President (Principal Executive Officer), Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Carolyne Sing
Carolyne Sing
Director, President (Principal Executive Officer), Principal Financial Officer and Principal Accounting Officer